Exhibit 99.1

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO (804) 843-2360

C&F Financial Corporation

Announces Third Quarter Earnings

West Point, Va., October 30, 2009—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today reported net income of $1.66 million for the third quarter of 2009, compared with $299,000 for the third quarter of 2008 ($1.82 million, adjusted to exclude the impairment charge taken in the third quarter of 2008 related to the corporation’s investments in perpetual preferred stock of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac)). Net income available to common shareholders for the third quarter of 2009 was $1.37 million, or 45 cents per common share assuming dilution, compared with $299,000, or 10 cents per common share assuming dilution, ($1.82 million, or 60 cents per common share assuming dilution, adjusted to exclude the effect of the impairment charge) for the third quarter of 2008.

The corporation’s net income was $4.92 million for the first nine months of 2009, compared with $3.14 million for the first nine months of 2008 ($4.67 million, adjusted to exclude the effect of the impairment charge). Net income available to common shareholders for the first nine months of 2009 was $4.08 million, or $1.34 per common share assuming dilution, compared with $3.14 million, or $1.03 per common share assuming dilution, ($4.67 million, or $1.52 per common share assuming dilution, adjusted to exclude the effect of the impairment charge) for the first nine months of 2008.

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

The difference between reported net income and net income available to common shareholders in 2009 is a result of the preferred stock dividends and amortization of the warrant, related to the corporation’s participation in the Department of Treasury’s Capital Purchase Program. The preferred stock and warrant were issued in the first quarter of 2009 and, therefore, did not impact net income available to common shareholders for 2008.

For the third quarter of 2009, the corporation’s return on average common equity and return on average assets, on an annualized basis, were 8.14 percent and 0.63 percent, respectively, compared to 1.82 percent and 0.14 percent (11.07 percent and 0.87 percent, adjusted to exclude the effect of the impairment charge) for the third quarter of 2008. For the first nine months of 2009, the corporation’s return on average common equity and return on average assets, on an annualized basis, was 8.21 percent and 0.62 percent, respectively, compared to 6.38 percent and 0.52 percent (9.47 percent and 0.77 percent, adjusted to exclude the effect of the impairment charge) for the first nine months of 2008. In 2009, these ratios reflect the effects of preferred stock dividends and amortization of the common stock warrant on net income available to common shareholders, as well as asset growth since the end of the third quarter of 2008.

“The corporation’s earnings in 2009 continue to reflect the effects of the current economic environment resulting in higher provisions for loan, foreclosed properties and indemnification losses,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “The sustained deterioration of the commercial and residential real estate markets and credit quality throughout 2009 is driving these increases. Despite these higher loss provisions, both our mortgage company and our finance company reported higher net income in

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

2009, primarily as a result of the lower interest rate environment and strong demand for their products. Gains on loans sold by the mortgage company increased as a result of the 47 percent increase in loan origination volume, and the finance company’s net interest margin for the first nine months of 2009 increased over last year. However, our retail banking segment reported a loss for both the third quarter and the first nine months of 2009, which principally resulted from the effect of nonperforming loans on interest income and the provision for loan losses, lower overdraft charges on deposit accounts, higher expenses associated with nonaccrual loans and foreclosed properties for which loan loss provisions or write downs to fair market value were necessary, and higher assessments for FDIC deposit insurance, including the special assessment recognized in the second quarter of this year to help replenish the Deposit Insurance Fund.”

“The capital and liquidity positions of the corporation remain strong,” continued Dillon. “The Bank continues to be well-capitalized under all regulatory guidelines. The corporation’s board of directors maintained the corporation’s quarterly dividend for the third quarter of 2009 at 25 cents per common share. The board of directors will continue to evaluate the corporation’s dividends in light of changes in economic conditions, the corporation’s capital levels and its future levels of earnings.”

Retail Banking Segment. C&F Bank reported a net loss of $347,000 for the third quarter of 2009, compared to net income of $787,000 for the third quarter of 2008. C&F Bank’s net loss was $655,000 for the first nine months of 2009, compared to net income of $1.58 million for the first nine months of 2008. The decline in 2009 earnings included the effects of (1) nonperforming loans on

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

interest income, (2) a higher provision for loan losses attributable to the continued slow down in the economy and an increase in nonperforming assets, (3) lower overdraft charges on deposit accounts resulting from economic conditions over the past year, which have caused a decrease in the use of the Bank’s overdraft protection product, (4) higher assessments for deposit insurance principally resulting from the FDIC’s special assessment in the second quarter of 2009 to help restore the Deposit Insurance Fund, coupled with the effects of the FDIC’s increased insurance assessments for all banks, and (5) higher expenses related to nonaccrual loans and foreclosed properties.

The Bank’s nonperforming assets increased since December 31, 2008 to $20.35 million at September 30, 2009 and consist of $8.23 million of nonaccrual loans and $12.12 million of foreclosed properties. The largest components of the Bank’s nonaccrual loans are three commercial relationships aggregating $5.84 million, which are secured by residential real estate. Management actively monitors the credit risks within the Bank’s loan portfolio and evaluates the loss allowance level. The ratio of the Bank’s allowance for loan losses to total loans increased to 1.85 percent at September 30, 2009, compared to 1.36 percent at December 31, 2008. The largest component of the Bank’s foreclosed properties is $12.00 million of residential properties associated with three commercial relationships. These properties have been written down to their estimated fair value based upon current appraisals less selling costs.

Mortgage Banking Segment. Third quarter net income for C&F Mortgage Corporation was $755,000 in 2009, compared to $401,000 in 2008. Net income for the first nine months of 2009 was $2.75 million, compared to $1.14 million for the first nine months of 2008. Earnings in 2009 included the effects of lower

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

interest rates on loan origination volume, which increased 8.40 percent and 46.90 percent for the third quarter and first nine months of 2009, respectively, resulting in gains on sales of loans of $5.46 million and $19.38 million for the third quarter and first nine months of 2009, respectively, compared to $4.54 million and $12.92 million for the third quarter and first nine months of 2008, respectively. This revenue growth was offset in part by (1) an increase of $224,000 and $1.07 million in the combined provisions for indemnification and foreclosed properties losses in the third quarter and first nine months of 2009, respectively, and (2) increases in personnel costs of $406,000 and $3.99 million in the third quarter and first nine months of 2009, respectively, principally for variable compensation associated with the increase in loan production and net income. The increases in the provisions for indemnification and foreclosed properties losses resulted from increased nonperforming loans due to recourse resulting from borrower fraud and the continued deterioration of the U.S. economy, especially in the housing markets and higher unemployment.

Consumer Finance Segment. Third quarter net income for C&F Finance Company was $1.40 million in 2009, compared to $826,000 in 2008. Net income for the first nine months of 2009 was $3.20 million, compared to $2.46 million for the first nine months of 2008. The consumer finance segment has benefited from growth in average consumer finance loans outstanding since the end of the third quarter of 2008, as well as the decline in its cost of borrowings throughout 2009 compared to 2008. However, C&F Finance Company has experienced higher loan charge-offs in 2009 compared to 2008, which, in combination with loan growth, has resulted in increases in the provision for loan losses of $330,000 in the third quarter of 2009 and $1.83 million in the first nine months of 2009, compared to the same periods in 2008. The higher provision for loan

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

losses resulted in a $1.51 million increase in the allowance for loan losses since December 31, 2008, which increased the ratio of the allowance for loan losses to total loans to 7.68 percent at September 30, 2009, compared to 7.31 percent at December 31, 2008.

Other and Eliminations Segment. The third quarter net loss of this segment was $150,000 in 2009, compared to a net loss of $1.72 million in the third quarter of 2008. The net loss for the first nine months of 2009 was $378,000, compared to a net loss of $2.03 million for the first nine months of 2008. Revenue and expenses of this segment include dividends received on the corporation’s investment in equity securities and interest expense associated with the corporation’s trust preferred capital notes. The net loss in 2008 included the $1.52 million impairment charge related to the corporation’s investments in perpetual preferred stock of Fannie Mae and Freddie Mac, as previously discussed, as well as higher interest expense associated with the corporation’s trust preferred capital notes.

About C&F Financial Corporation. C&F Financial Corporation’s common stock is listed for trading on The Nasdaq Stock Market under the symbol CFFI. The common stock closed at a price of $18.03 per share on Thursday, October 29, 2009. At September 30, 2009, the book value of the corporation was $22.83 per common share, and the corporation declared a dividend of 25 cents per common share during the third quarter of 2009. The corporation’s market makers include Davenport & Company LLC, FTN Financial Securities Corporation, McKinnon & Company, Inc. and Scott & Stringfellow, LLC.

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 23 offices located in Virginia, Maryland, North Carolina, South Carolina, Pennsylvania, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.

Additional information regarding the corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the corporation’s web site at http://www.cffc.com.

Use of Certain Non-GAAP Financial Measures. In addition to results presented in accordance with United States generally accepted accounting principles (GAAP), this earnings release includes certain non-GAAP financial measures for the three and nine months ended September 30, 2008, which are reconciled to their equivalent GAAP financial measures below. Management believes these non-GAAP financial measures provide information useful to investors in understanding the corporation’s performance trends and facilitate comparisons with its peers. Specifically, management believes the exclusion from net income of a significant one-time impairment charge recognized in a single accounting period in 2008 permits a comparison of results for ongoing business operations, and it is on this basis that management internally assesses the corporation’s performance and establishes goals for future periods. Although the corporation’s management believes the non-GAAP measures presented in

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

this earnings release enhance investors’ understandings of its performance, these non-GAAP financial measures should not be considered an alternative to GAAP-basis financial statements.

Forward-Looking Statements. Statements in this press release which express “belief,” “intention,” “expectation,” and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the corporation’s management, as well as assumptions made by, and information currently available to, the corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the corporation include, but are not limited to, changes in: (1) interest rates, (2) general economic and business conditions, including unemployment levels, (3) demand for loan products, (4) the legislative/regulatory climate, (5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) the level of net charge-offs on loans, (8) deposit flows, (9) competition, (10) demand for financial services in the corporation’s market area, (11) technology, (12) reliance on third parties for key services, (13) the real estate market, (14) the corporation’s expansion and technology initiatives, and (15) accounting principles, policies and guidelines. Further, there can be no assurance that the actions taken by the U.S. Treasury and the Federal Reserve Bank will stabilize the U.S. financial system or alleviate the industry or economic factors that may adversely affect the corporation’s business and financial performance. These risks and uncertainties should be considered in evaluating

C&F FINANCIAL CORPORATION

Friday, October 30, 2009

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of this release.

C&F Financial Corporation

Selected Financial Information

(in thousands, except for share and per share data)

		9/30/09	12/31/08	9/30/08
		(unaudited)		(unaudited)
Balance Sheets
Interest-bearing deposits with other banks and federal funds sold		$1,800	$161	$1,230
Investment securities - available for sale at fair value		119,774	100,603	87,556
Loans held for sale, net		48,763	37,042	40,273
Loans, net:
Retail Banking segment		445,523	469,700	468,268
Mortgage Banking segment		2,371	3,540	4,312
Consumer Finance segment		169,679	159,777	161,995
Federal Home Loan Bank stock		3,887	5,284	4,011
Total assets		874,936	855,657	846,474
Deposits		575,405	550,725	551,858
Borrowings		192,333	219,460	214,169
Shareholders’ equity		89,539	64,857	64,385

	For The Quarter Ended		For The Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
	(unaudited)		(unaudited)
Statements of Income
Interest income	$16,625	$16,386	$48,187	$48,198
Interest expense	3,727	5,319	11,900	16,380
Provision for loan losses:
Retail Banking segment	1,400	500	3,500	1,160
Mortgage Banking segment	63	75	563	587
Consumer Finance segment	2,900	2,570	8,800	6,970
Other operating income:
Gains on sales of loans	5,464	4,524	19,381	12,915
Gains (losses) on available for sale securities	(22)	(1,354)	8	(1,301)
Other	3,118	2,653	8,370	7,459
Other operating expenses:
Salaries and employee benefits	8,357	7,823	26,668	23,031
Other	6,364	4,989	17,844	14,557
Income tax expense	716	634	1,755	1,442
Net income	1,658	299	4,916	3,144
Net income available to common shareholders	1,367	299	4,077	3,144
Earnings per common share - assuming dilution	0.45	0.10	1.34	1.03
Earnings per common share - basic	0.45	0.10	1.34	1.04

	For The Quarter Ended		For The Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
	(unaudited)		(unaudited)
Segment Information
Net (loss) income - Retail Banking	$(347)	$787	$(655)	$1,575
Net income - Mortgage Banking	755	401	2,746	1,139
Net income - Consumer Finance	1,400	826	3,203	2,462
Net loss - Other and Eliminations	(150)	(1,715)	(378)	(2,032)
Mortgage loan originations - Mortgage Banking	214,621	197,983	866,952	590,168
Mortgage loans sold - Mortgage Banking	227,973	192,425	855,231	583,978

	For The Quarter Ended		For The Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
	(unaudited)		(unaudited)
Average Balances
Interest-bearing deposits in other banks and federal funds sold	$2,345	$1,369	$1,097	$1,406
Investment securities - available for sale at fair value	117,678	94,282	112,507	91,482
Loans held for sale	41,436	29,129	55,925	30,843
Loans:
Retail Banking segment	457,708	475,716	465,699	454,385
Mortgage Banking segment	2,859	4,739	3,532	4,904
Consumer Finance segment	181,164	174,068	176,386	168,445
Total earning assets	803,190	779,303	815,146	751,465

Time, checking and savings deposits	488,761	463,413	486,577	457,684
Borrowings	182,432	206,402	196,266	188,960
Total interest-bearing liabilities	671,193	669,815	682,843	646,644
Demand deposits	88,425	86,983	84,996	83,663
Shareholders’ equity	87,624	65,819	85,494	65,701

		9/30/09	12/31/08	9/30/08
		(unaudited)		(unaudited)
Asset Quality
Retail and Mortgage Banking Segments
Nonaccrual loans*-Retail Banking		$8,232	$17,222	$12,133
Nonaccrual loans*-Mortgage Banking		253	1,460	1,663
Real estate owned**-Retail Banking		12,116	1,370	1,972
Real estate owned**-Mortgage Banking		719	596	623

Total nonperforming assets		$21,320	$20,648	$16,391
Accruing loans* past due for 90 days or more		$231	$3,517	$912
Total loans*		$456,691	$480,438	$478,477
Allowance for loan losses		$8,797	$7,198	$5,897
Nonperforming assets to loans* and real estate owned		4.54%	4.28%	3.41%
Allowance for loan losses to loans*		1.93%	1.50%	1.23%
Allowance for loan losses to nonaccrual loans*		103.68%	38.53%	42.74%

* Loans exclude Consumer Finance segment loans presented below.
** Real estate owned is recorded at its fair market value less cost to sell.

Consumer Finance Segment
Nonaccrual loans		$386	$798	$990
Accruing loans past due for 90 days or more		$-	$-	$-
Total loans		$183,798	$172,385	$174,184
Allowance for loan losses		$14,119	$12,608	$12,189
Nonaccrual consumer finance loans to total consumer finance loans		0.21%	0.46%	0.57%
Allowance for loan losses to total consumer finance loans		7.68%	7.31%	7.00%

	As Of and For The Quarter Ended		As Of and For The Nine Months Ended
	9/30/09	9/30/08	9/30/09	9/30/08
	(unaudited)		(unaudited)
Other Data and Ratios
Annualized return on average assets	0.63%	0.14%	0.62%	0.52%
Annualized return on average common equity	8.14%	1.82%	8.21%	6.38%
Dividends declared per common share	$0.25	$0.31	$0.81	$0.93
Common shares purchased	-	1,000	-	1,600
Average price of purchased common shares	-	$21.56	-	$24.67
Weighted average common shares outstanding - assuming dilution	3,047,263	3,048,760	3,042,757	3,065,891
Weighted average common shares outstanding - basic	3,044,110	3,030,972	3,041,706	3,026,400
Market value per common share at period end	$17.00	$20.50	$17.00	$20.50
Book value per common share at period end	$22.83	$21.24	$22.83	$21.24
Price to book value ratio at period end	0.74	0.97	0.74	0.97
Price to earnings ratio at period end (ttm)	10.12	12.97	10.12	12.97

C&F Financial Corporation

Reconciliation of Certain Non-GAAP Financial Measures

(in thousands, except for per share data)

		For The Quarter Ended		For The Nine Months Ended
	(1)	9/30/09	9/30/08	9/30/09	9/30/08
		(unaudited)		(unaudited)
Net Income and Earnings Per Common Share
Net income (GAAP)		$1,658	$299	$4,916	$3,144
Effective dividends on Treasury preferred stock		(291)	-	(839)	-

Net income available to common shareholders (GAAP)	A	1,367	299	4,077	3,144
Other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock (GAAP)		-	1,522	-	1,522

Net income available to common shareholders excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B	$1,367	$1,821	$4,077	$4,666

Weighted average common shares - assuming dilution (GAAP)	C	3,047	3,049	3,043	3,066
Weighted average common shares - basic (GAAP)	D	3,044	3,031	3,042	3,026

Earnings per common share - assuming dilution GAAP	A/C	$0.45	$0.10	$1.34	$1.03
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B/C	$0.45	$0.60	$1.34	$1.52

Earnings per common share - basic GAAP	A/D	$0.45	$0.10	$1.34	$1.04
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	B/D	$0.45	$0.60	$1.34	$1.54

Annualized Return on Average Assets

Average assets (GAAP)	E	$867,654	$838,458	$877,958	$812,499

Annualized return on average assets GAAP	(A/E)*4	0.63%	0.14%
GAAP	(A/E)/.75			0.62%	0.52%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	(B/E)*4	0.63%	0.87%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	(B/E)/.75			0.62%	0.77%

Annualized Return on Average Common Equity

Average common equity (GAAP)	F	$67,625	$65,819	$66,080	$65,701

Annualized return on average common equity GAAP	(A/F)*4	8.14%	1.82%
GAAP	(A/F)/.75			8.21%	6.38%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	(B/F)*4	8.14%	11.07%
Excluding other-than-temporary impairment on Fannie Mae and Freddie Mac preferred stock	(B/F)/.75			8.21%	9.47%

(1)	The letters included in this column are provided to show how the various ratios presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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